                           SOUTHWEST GAS CORPORATION
                  P.O. Box 98510, Las Vegas, Nevada 89193-8510

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Kenny C. Guinn and Lloyd T. Dyer as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of the undersigned at the annual meeting of shareholders to be held on Thursday, May 12, 1994, at the Company's Headquarters at 5241 Spring Mountain Road, Las Vegas, Nevada, and any adjournments thereof; and at their discretion, with authorization to vote such common shares on any other matters as may properly come before the meeting or any adjournments thereof.

1.   ELECTION OF DIRECTORS

     Ralph C. Batastini    Thomas Y. Hartley    Michael O. Maffie
     Manuel J. Cortez      Michael B. Jager     Carolyn M. Sparks
     Lloyd T. Dyer         Leonard R. Judd      Robert S. Sundt
     Kenny C. Guinn        James R. Lincicome

FOR all the foregoing nominees

                         WITHHOLD AUTHORITY
                         to vote for all the foregoing nominees

NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME. UNLESS AUTHORITY TO VOTE FOR ALL THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT STRUCK.


2.   PROPOSAL TO APPROVE THE CLASSIFICATION OF THE BOARD OF DIRECTORS:

     FOR                      AGAINST                  ABSTAIN


3.   PROPOSAL TO APPROVE THE COMPANY'S MANAGEMENT INCENTIVE PLAN:

     FOR                      AGAINST                  ABSTAIN


4. PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN & CO. as the independent public accountants of the corporation:

     FOR                      AGAINST                  ABSTAIN


                (IMPORTANT--SIGNATURE REQUIRED ON REVERSE SIDE)

P
R
O
X
Y

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1, 2, 3 and 4. Further, if cumulative voting rights for the election of directors (Proposal 1) are exercised, the Proxies, unless otherwise instructed, will cumulatively vote their shares as provided for in the Proxy Statement.

                                        Dated:         , 1994
                                             (Signature)

                                        (Signature if held jointly)

                                        Please sign exactly as name appears
                                        below.  When shares are held by joint
                                        tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.